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                               BIO-VASCULAR, INC.
              EXHIBIT 11.1 - COMPUTATION OF INCOME (LOSS) PER SHARE
                        (In thousands, except share data)


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
                                                                Year Ended October 31,
                                                       ----------------------------------------
                                                          1995           1994           1993
                                                        --------       --------       --------
Per share data:
  Net income (loss)                                    $    2,186     $   (1,880)    $     (158)
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------
  Net income (loss) per common and
    common equivalent share, primary:
      Net income (loss)                                $     0.27     $     (.26)    $     (.02)
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

  Net income (loss) per common and common
    equivalent share, fully diluted:
      Net income (loss)                                $     0.27     $     (.26)    $     (.02)
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------


WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES

  Primary:
    Weighted average number of common shares
      outstanding                                       7,571,369      7,276,581      7,055,254

    Common equivalent shares:
      Dilutive stock options and warrants, using
        Treasury Stock Method                             490,463             --             --
                                                       ----------     ----------     ----------
                                                        8,061,832      7,276,581      7,055,254
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

  Fully diluted:
    Weighted average number of common shares
      outstanding                                       7,571,369      7,276,581      7,055,254

    Common equivalent shares:
      Dilutive stock options and warrants, using
        Treasury Stock Method                             601,057             --             --
                                                       ----------     ----------     ----------
                                                        8,172,426      7,276,581      7,055,254
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------
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